Exhibit 10.1
FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”) is entered into as of November ___, 2008, among STERLING CHEMICALS, INC., a Delaware corporation (the “Borrower”), THE CIT GROUP/BUSINESS CREDIT, INC., as the administrative agent (in such capacity, the “Administrative Agent”) for the Lenders described below, and the Lenders.
R E C I T A L S:
     A. The Borrower, Sterling Chemicals Energy, Inc., a Delaware corporation that has merged with and into the Borrower, the financial institutions signatory thereto (collectively, the “Lenders”) and the Administrative Agent entered into that certain Amended and Restated Revolving Credit Agreement dated as of March 29, 2007 (as amended, supplemented or otherwise modified to date, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
     B. The Borrower has requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement as more fully described hereinbelow.
     C. The Administrative Agent and the Lenders are willing to agree to such amendment, subject to the performance and observance in full of each of the covenants, terms and conditions, and in reliance upon all of the representations and warranties of the Borrower, set forth herein.
     NOW, THEREFORE, in consideration of the premises and the covenants, terms, conditions, representations and warranties herein contained, the parties hereto agree hereby as follows:
     Section 1. AMENDMENTS TO CREDIT AGREEMENT. Effective as of the Amendment Effective Date (as hereinafter defined in Section 4(d)) and subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties of the Borrower herein contained, the Borrower, the Administrative Agent and the Lenders hereby amend the Credit Agreement as follows:
     (a) Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of each of “Letter of Credit Commitment Amount,” “Restricted Payment” and “Unrestricted Subsidiary” in its entirety to read as follows:
     “Letter of Credit Commitment Amount” means, on any date, the lesser of (a) the then applicable Maximum Loan Amount on such date and (b) $15,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2 and other provisions of this Agreement.
     “Restricted Payment” means the declaration or payment of any dividend (other than dividends payable solely in Capital Securities of the Company) on any

Capital Securities of the Borrowers or any Restricted Subsidiaries, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any class of Capital Securities of the Borrowers or any Restricted Subsidiary or any warrants or options to purchase any such Capital Securities, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of the Borrowers or any Restricted Subsidiary or otherwise, other than any such dividends, payments or distributions that are payable to any Borrower or any Restricted Subsidiary (so long as such dividend, payment or distribution payable to a Restricted Subsidiary is not payable from a Borrower).
     “Unrestricted Subsidiary” means (a) any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Company and (b) any Subsidiary of an Unrestricted Subsidiary, but, in the case of each of (a) and (b) above, only to the extent that such Subsidiary:
          (i) has no Indebtedness other than Non-Recourse Debt;
          (ii) except as permitted by Section 7.2.12, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are, in the good faith judgment of the Board of Directors of the Company no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;
          (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Capital Securities or (B) to maintain or preserve such Person’s financial condition; and
          (iv) is not a guarantor of, or otherwise directly or indirectly obligated to provide credit support, for the Senior Secured Notes, the Loans or any other Indebtedness of the Borrowers or any Restricted Subsidiary.
     (b) Section 1.1 of the Credit Agreement is hereby amended by adding thereto each of the following definitions in the correct alphabetical order:
     “Liquidity Requirements” means, with respect to any Subject Transaction, (a) that both immediately before and immediately after giving effect to all or any part of such Subject Transaction:
          (i) no Default or Event of Default exists;

          (ii) the sum of (A) Excess Availability plus (B) the Borrowers’ cash on hand which is on deposit with Approved Depository Banks that are subject to Control Agreements is not less than $50,000,000;
          (iii) there are no outstanding Loans; and
          (iv) no accounts payable of the Borrowers and their Restricted Subsidiaries (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services) are overdue other than (A) such accounts payable with respect to which a good faith dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Borrower or such Restricted Subsidiary (in an aggregate amount not to exceed $1,000,000) and (B) any other accounts payable (in an aggregate amount not to exceed $500,000); and
     (b) if such Subject Transaction involves an amount in excess of $1,000,000, the Company has, concurrently with the consummation of such Subject Transaction, delivered to the Administrative Agent an Officers’ Certificate, in form and substance reasonably satisfactory to the Administrative Agent, certifying that, in the opinion of the signers, each of the requirements set forth in clause (a) above have been satisfied in connection with such Subject Transaction.
     “Preferred Stock Amendments” is defined in Section 7.2.11.
     “Subject Transaction” means a Preferred Stock Amendment or any transaction or series of transactions described in Section 7.2.4(n)(ii), Section 7.2.5(b), Section 7.2.7, Section 7.2.8(b)(ii) or Section 7.2.11.
     “Tolling Arrangement” means any transaction or series of transactions between a Borrower and any other Person pursuant to which such Borrower provides such other Person with raw materials that are processed by such Person into biodiesel which will be owned by such Borrower.”
     (c) The definition of “Net Disposition Proceeds” in Section 1.1 of the Credit Agreement is hereby amended by adding the following phrase immediately after the words “Permitted Disposition” in the fourth line therein:
     or the Dispositions permitted under Section 7.2.10(c) or (d),
     (d) Section 7.2.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     7.2.1 Business Activities. No Borrower will, nor will any Borrower permit any of its Restricted Subsidiaries to, engage in any business activity except

(a) the manufacturing and distributing of selected petrochemicals, (b) any business or activity similar, ancillary or reasonably related thereto or a reasonable extension, expansion or development of, such businesses or ancillary thereto, (c) any business or activity carried out or performed utilizing any of the Non-Facility Assets or (d) the Tolling Arrangement.
     (e) Section 7.2.4(n) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (n) (i) the Borrowers may make other Investments (including Investments in Unrestricted Subsidiaries and Restricted Subsidiaries) that do not exceed $3,000,000 in the aggregate at any time outstanding, and (ii) provided that each of the Liquidity Requirements is satisfied, the Borrowers may make any other Investments (including Investments in Unrestricted Subsidiaries and Restricted Subsidiaries) (x) that do not exceed $25,000,000 individually (or when taken together with any series of related Investments) or (y) that exceed $25,000,000 individually (or when taken together with any series of related Investments) with the prior written consent of the Lenders; and
     (f) Section 7.2.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     7.2.5 Restricted Payments, etc. The Borrowers will not, and will not permit any of their Restricted Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than Restricted Payments made by any Borrower to another Borrower or by any Restricted Subsidiaries to any Borrowers, except that (a) the Company may declare and deliver dividends payable solely in (i) shares of its Capital Securities or in options, warrants or rights to purchase shares of its Capital Securities or (ii) any cash in lieu of fractional shares which is payable on its preferred stock in accordance with the terms of the Company’s Organic Documents as in effect as of the Closing Date and (b) provided that each of the Liquidity Requirements is satisfied, the Company may declare and make any Restricted Payment.
     (g) Section 7.2.7 of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:
Notwithstanding anything to the contrary contained in this Section 7.2.7, the Borrowers may redeem, retire, purchase, defease or otherwise acquire any of the Senior Secured Notes or refinance or make any payment or prepayment of principal of, or premium or interest on, the Senior Secured Notes if (A) such redemption, retirement, purchase, defeasance, acquisition, refinancing, payment or prepayment is permitted under Section 7.2.4 or (B) each of the Liquidity Requirements is satisfied.
     (h) Section 7.2.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     7.2.8 Capital Securities. The Borrowers will not, and will not permit any of their Restricted Subsidiaries to, (a) authorize or issue any Capital Securities (whether for value or otherwise) to any Person, other than (i) to any Borrower and (ii) any issuances of Capital Securities of the Company if no Change in Control results therefrom, (b) become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any Capital Securities of any Borrower or any Subsidiary of any Borrower or any option, warrant or other right to acquire any such Capital Securities unless (i) permitted to do so under Section 7.2.5 or (ii) each of the Liquidity Requirements is satisfied; or (c) authorize or issue any preferred stock or other equity securities having a mandatory redemption right in favor of the holder thereof unless such redemption right is not so exercisable (in the absence of a contingency) on or prior to one year after the Maturity Date.
     (i) Section 7.2.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     7.2.10. Permitted Dispositions. The Borrowers will not, and will not permit any of their Restricted Subsidiaries to, Dispose of any Properties (including Accounts, inventory and Capital Securities) to any Person in one transaction or series of transactions other than (a) Permitted Dispositions, (b) Dispositions permitted by Section 7.2.9, (c) Dispositions of other property (real, mixed or personal, but excluding Accounts, inventory and Capital Securities of any Borrower or any Restricted Subsidiary) having an aggregate fair market value not to exceed $2,500,000 in the aggregate in any calendar year and so long as no Default has occurred and is continuing or (d) Dispositions of Properties not constituting either Capital Securities of the Borrowers or their Restricted Subsidiaries (other than Dispositions permitted under Sections 7.2.5 or 7.2.8) or the Company’s acetic acid manufacturing facility located in Texas City, Texas (and improvements thereto) if, in the case of this clause (d), both before and immediately after giving effect to such Disposition (i) no Default or Event of Default exists and (ii) there are no outstanding Loans.
     (j) Section 7.2.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     7.2.11 Modification of Certain Agreements. The Borrowers will not, and will not permit any of their Restricted Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in the Existing Indenture, the Existing Senior Secured Notes, the Indenture, the Senior Secured Notes, any other Senior Secured Note Document or the terms of any preferred stock, if any, in any manner that is adverse to the Lenders in any material respect, provided, that if each of the Liquidity Requirements is satisfied, the Company may amend the terms of its preferred stock in order to eliminate or reduce the dividend payable thereunder and provide for the payment of fees and other amounts by the Company in connection therewith (the “Preferred Stock Amendments”).
     (k) Section 7.2.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     7.2.12 Transactions With Affiliates. The Borrowers will not, and will not permit any of their Restricted Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of Properties or the rendering of services) with any Affiliate of any of them (other than with respect to the Preferred Stock Amendments in accordance with Section 7.2.11 or between Borrowers or as listed on Item 7.2.12 of the Disclosure Schedule) unless such arrangement, transaction or contract (a) (i) is on fair and reasonable terms no less favorable to the Borrowers or such Restricted Subsidiary than they could obtain in an arm’s-length transaction with a Person that is not an Affiliate and (ii) is of the kind which would be entered into by a prudent Person in the position of the Borrowers or such Restricted Subsidiary with a Person that is not one of their Affiliates, (b) is an Investment permitted by Section 7.2.4, (c) is a non-recourse pledge of Capital Securities of an Unrestricted Subsidiary of the Company for the benefit of lenders of an Unrestricted Subsidiary of the Company, (d) is an operating or similar agreement with an Affiliate pursuant to which a Borrower or a Restricted Subsidiary operates the properties or assets of any Affiliate in exchange for reimbursement of costs, with or without any additional consideration or (e) is a ground lease of Non-Facility Assets for nominal or no consideration.
     Section 2. CONDITIONS PRECEDENT. The parties hereto agree that this Amendment and the amendments to the Credit Agreement contained herein shall not be effective until the satisfaction of each of the following conditions precedent:
     (a) Execution and Delivery of this Amendment. The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered by the Borrower, the Administrative Agent and the Lenders.
     (b) Representations and Warranties. Each of the representations and warranties made in this Amendment shall be true and correct on and as of the date hereof and the Amendment Effective Date as if made on and as of such dates, both before and after giving effect to this Amendment.
     (c) Fees. The Administrative Agent shall have received payment of all outstanding fees and expenses incurred by the Lender in connection with this Amendment, including, without limitation, a non-refundable amendment fee of $100,000, for the ratable benefit of the Lenders.

     (d) Further Assurances. Such further instruments and documents as may be necessary or advisable, in the opinion of the Administrative Agent, to obtain the full benefits of this Amendment and the Loan Documents.
     Section 3. REPRESENTATIONS AND WARRANTIES. To induce the Administrative Agent and the Lenders to enter into this Amendment and to agree to the amendments contained herein, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:
     (a) No Contravention, etc. The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not and will not (i) contravene the terms of any charter document of the Borrower, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any contractual obligation to which the Borrower is a party or any order, injunction, writ or decree of any governmental authority to which the Borrower is a party or its property is subject, or (iii) violate any requirement of law.
     (b) Governmental Authorization. No approval, consent, exemption, authorization or other action by, or notice to, or filing with or approvals required under state blue sky securities laws or by any governmental authority is necessary or required in connection with the execution, delivery, performance or enforcement of this Amendment.
     (c) Binding Effect. This Amendment, the Credit Agreement as amended hereby, and the other Loan Documents constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
     (d) No Default. No Default or Event of Default exists under any of the Loan Documents. As of the date hereof, the Borrower is not in default under or with respect to (i) its charter documents or (ii) any material contractual obligation of the Borrower. The execution, delivery and performance of this Amendment shall not result in any default under any contractual obligation of the Borrower in any respect.
     (e) Full Disclosure. As of the date hereof, all information that has been made available to the Administrative Agent and the Lenders by or on behalf of the Borrower in connection with the transactions contemplated herein is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements maintained therein not materially misleading in light of the circumstances under which such statements were made.
     (f) Representations and Warranties. The representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof and the Amendment Effective Date, except to the extent that any such representation or warranty relates to a specific date, both before and after giving effect to the amendments contemplated in this Amendment, as if such representations and warranties were being made on and as of the date hereof and the Amendment Effective Date.
     Section 4. MISCELLANEOUS
     (a) Ratification and Confirmation of Loan Documents, etc. Except for the specific amendments expressly set forth in this Amendment, the terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not in any manner operate as a waiver of, consent to or amendment of any other term, provision, condition or covenant of the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, nothing in this Amendment shall be deemed (i) to constitute a waiver of compliance or consent to noncompliance by the Borrower with respect to any term, provision, condition or covenant of the Credit Agreement or any other Loan Document; (ii) to prejudice any right or remedy that the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document; or (iii) to constitute a waiver of compliance or consent to noncompliance by the Borrower with respect to the terms, provisions, conditions and covenants of the Credit Agreement made the subject hereof. As a material inducement to the Administrative Agent and the Lenders to execute this Amendment, the Borrower hereby (i) acknowledges and confirms the continuing existence, validity and effectiveness of the Liens granted under the Loan Documents, (ii) agrees that the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise affect such Liens, and (iii) acknowledges and agrees that the Liens granted under the Loan Documents secure the payment of the Obligations under the Loan Documents, in the same priority as on the date such Liens were created and perfected, and the performance and observance by the Borrower of the covenants, agreements and conditions to be performed and observed by the Borrower under the Credit Agreement and the other Loan Documents, respectively.
     (b) Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
     (c) APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.
     (d) Counterparts and Amendment Effective Date. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original (whether such counterpart is originally executed or an electronic or facsimile copy of an executed original), but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of this Amendment may be made by telecopy or electronic transmission of a duly executed counterpart copy hereof;

provided that any such delivery by electronic transmission shall be effective only if transmitted in .pdf format, .tif format or other format in which the text is not readily modifiable by any recipient thereof. This Amendment shall become effective when each of the conditions precedent set forth in Section 2 of this Amendment have been satisfied (the “Amendment Effective Date”).
     (e) Loan Document. This Amendment is a Loan Document and all of the provisions of the Credit Agreement which apply to Loan Documents apply hereto.
     (f) Fees and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution, and delivery of this Amendment and the other documents prepared in connection herewith, including, without limitation, the fees and out-of-pocket expenses of counsel for the Administrative Agent.
     (g) FINAL AGREEMENT. THIS AMENDMENT, TOGETHER WITH THE CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

STERLING CHEMICALS, INC., as a Borrower
By:	/s/ John V.Genova
John V. Genova
President and Chief Executive Officer

[Signature Page to First Amendment to Amended and Restated Revolving Credit Agreement]

THE CIT GROUP/BUSINESS CREDIT, INC., as the Administrative Agent and as a Lender
By:	/s/ John Eckhouse
Jon Eckhouse
Vice President

[Signature Page to First Amendment to Amended and Restated Revolving Credit Agreement]

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Joe Curdy
Joe Curdy
Director

[Signature Page to First Amendment to Amended and Restated Revolving Credit Agreement]